UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2012

ALIMERA SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34703	20-0028718
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6120 Windward Parkway Suite 290 Alpharetta, Georgia		30005
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (678) 990-5740

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  1.01. Entry into a Material Definitive Agreement.

On November 3, 2012, Alimera Sciences, Inc. (“Alimera”) hired Philip Ashman to serve as its Senior Vice President, EU Managing Director commencing on January 1, 2013. Pursuant to his contract of employment, Mr. Ashman will receive an annual salary of £180,000 (approximately $288,000 based on an assumed exchange rate of approximately 1.60 as of November 3, 2012) and have an annual discretionary bonus target equal to 40% of his annual salary. In addition to certain other employee benefits, Mr. Ashman shall be entitled to participate in any pension plan Alimera may make available from time to time (once established) and contribute to such plan an annual sum equivalent to a minimum of 6% of his gross annual salary (excluding any bonuses) or Alimera may instead contribute an annual sum of 6% of Mr. Ashman’s gross annual salary (excluding any bonuses) to a personal pension plan of his choosing. Mr. Ashman’s employment agreement also provides that he is entitled to £830 per month (approximately $1,328 based on an assumed exchange rate of approximately 1.60 as of November 3, 2012) as a car allowance. The contract for employment also provides that Alimera’s board of directors will grant Mr. Ashman an option to purchase 200,000 shares of its common stock. Mr. Ashman’s contract of employment provides that the contract may be terminated at any time upon six months written notice and that in lieu of such notice, Alimera may immediately terminate Mr. Ashman’s employment by paying Mr. Ashman a sum equal to his base salary, taxable value of any employee benefits which otherwise would have been earned during such six month period and a pro-rated bonus. In addition, if, following a change of control (as defined in his contract of employment), Mr. Ashman’s employment is terminated by Alimera for reasons other than gross misconduct (as defined in his contract of employment) or Mr. Ashman resigns from his employment due to a constructive dismissal, he is entitled to an additional payment equal to six months’ base salary, accrued bonus and accrued benefits within one month following the effective date of termination subject to (i) deduction of income tax and national insurance contributions and (ii) his execution of a general release and his continued compliance with his obligations relating to confidentiality, intellectual property and restrictive covenants as set out in his Confidentiality and Proprietary Information Agreement.

A copy of Mr. Ashman’s contract of employment will be filed as an exhibit to the Company’s annual report on Form 10-K for the year ending December 31, 2012. The foregoing description of Mr. Ashman’s contract of employment is qualified in its entirety by reference to the full text of such exhibit.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALIMERA SCIENCES, INC.

By:	/s/ RICHARD S. EISWIRTH, JR.
Name: Richard S. Eiswirth, Jr.
Title: Chief Operating Officer and Chief Financial Officer

Dated: November 8, 2012